Exhibit 99.1

 Hittite Microwave Corporation (ticker: HITT, exchange: NASDAQ) News Release -
                                April 24, 2008.



             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                          FOR THE FIRST QUARTER OF 2008


      CHELMSFORD, MA - April 24, 2008 - Hittite Microwave Corporation (NASDAQ:HITT) today reported revenue for the first quarter ended March 31, 2008 of $43.3 million, representing an increase of 19.2% compared with $36.3 million for the first quarter of 2007 and an increase of 1.9% compared with $42.5 million for the fourth quarter of 2007. Net income for the quarter was $13.0 million, or $0.42 per diluted share, an increase of 8.8% compared with $12.0 million, or $0.39 per diluted share, for the first quarter of 2007, and a decrease of 2.4% compared with $13.4 million, or $0.43 per diluted share, for the fourth quarter of 2007.

      "Our first quarter was a solid start to the year," said Stephen Daly, Chairman and CEO. "During the quarter we introduced our 17th product line, launched 12 new products and published our 13th annual designers' guide. We believe our growth and expansion will continue as we move into 2008."

      For the first quarter of 2008, revenue from customers in the United States was $18.0 million, or 42% of the company's total revenue, and revenue from customers outside the United States was $25.3 million, or 58% of total revenue. Gross margin was 70.1% for the first quarter as compared with 71.3% for the first quarter of 2007 and 70.8% for the fourth quarter of 2007. Operating income for the first quarter was $18.7 million, or 43.1% of revenue. Total cash and short-term investments at the end of the first quarter of 2008 was $181.2 million, an increase for the quarter of $16.5 million.

      Hittite also announced today that its board of directors has authorized a stock repurchase program. The purpose of this program is to offset share dilution attributable to equity-based awards that have been made since the company's initial public offering in 2005. The program authorizes the repurchase of up to 1.7 million shares over a period of three years and authorizes offsetting future equity grants with additional stock repurchases. The shares may be repurchased from time to time on the open market or in privately negotiated transactions. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors considered appropriate by the company. The company may suspend or discontinue the repurchase program at any time.

      Business Outlook
      The company currently expects revenue for the second quarter ending June 30, 2008 to be in the range of $44.0 million to $45.0 million and net income to be in the range of $13.2 million to $13.6 million, or $0.42 to $0.43 per diluted share.

      Webcast and Taped Replay
      The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under Conference Calls. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 4364310. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

      About Hittite Microwave Corporation
      Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, high speed digital logic, interface, mixers and converters, modulators and demodulators, oscillators, passives, phase shifters, power detectors, sensors, switches, synthesizers and variable gain amplifiers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

      "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995

      Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; our belief that growth and expansion of our business will continue into 2008; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

      Contact:   William  W.   Boecke,   V.P.   and  Chief   Financial   Officer
(978-250-3343)

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets
(In thousands)
                                                         March 31,  December 31,
                                                           2008         2007
                                                         --------     --------
Assets
-------------------------------
Current assets:
   Cash and cash equivalents                             $152,277     $ 65,735
   Available-for-sale investments                          28,919       99,007
   Accounts receivable, net                                24,256       22,253
   Inventories                                             12,716       14,129
   Deferred costs                                             233          242
   Income taxes receivable                                     --        1,072
   Prepaid expenses and other current assets                1,370          677
   Deferred taxes                                           4,706        4,281
                                                         --------     --------
      Total current assets
                                                          224,477      207,396
Property and equipment, net                                18,738       18,824
Other assets                                                8,459        8,275
                                                         --------     --------
      Total assets                                       $251,674     $234,495
                                                         ========     ========
Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                     $  3,212     $  2,647
   Accrued expenses                                         6,419        6,121
   Income taxes payable                                     3,978           --
   Deferred revenue and customer advances                   3,742        6,098
                                                         --------     --------
      Total current liabilities                            17,351       14,866
Long-term income taxes payable                              3,226        3,180
Deferred taxes                                                157          156
                                                         --------     --------
      Total liabilities                                    20,734       18,202
      Total stockholders' equity                          230,940      216,293
                                                         --------     --------
      Total liabilities and stockholders' equity         $251,674     $234,495
                                                         ========     ========

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations
(In thousands except per-share data)
                                                               Three Months
                                                              Ended March 31,
                                                           -------------------
                                                             2008        2007
                                                           -------     -------

Revenue                                                    $43,292     $36,330
Cost of revenue                                             12,935      10,421
                                                           -------     -------
 Gross profit                                               30,357      25,909
                                                              70.1%       71.3%
                                                           -------     -------
Operating expenses:
 Research and development                                    5,712       4,409
 Sales and marketing                                         4,006       2,866
 General and administrative                                  1,967       1,744
                                                           -------     -------
Total operating expenses                                    11,685       9,019
                                                           -------     -------
Income from operations                                      18,672      16,890
                                                              43.1%       46.5%

Interest and other income, net                               1,159       1,180
                                                           -------     -------
Income before income taxes                                  19,831      18,070
Provision for income taxes                                   6,781       6,078
                                                           -------     -------
Net income                                                 $13,050     $11,992
                                                           =======     =======

Earnings per share:
 Basic                                                     $  0.42     $  0.39
                                                           =======     =======
 Diluted                                                   $  0.42     $  0.39
                                                           =======     =======

Shares used in the calculation of earnings per share:
 Basic                                                      30,728      30,496
                                                           =======     =======
 Diluted                                                    31,272      31,138
                                                           =======     =======